                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 17, 2000, except for the portion of Note 1 discussing the stock split to which the date is ___________, 2000 and the portion of Note 1 discussing the reincorporation to which the date is ___________, 2000, relating to the financial statements of WebSideStory, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



San Diego, California
April 17, 2000